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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

         NAME                     JURISDICTION OF INCORPORATION      OWNERSHIP %
-------------------------------   -----------------------------      -----------
Asante Acquisition Corp.              Nevada                             100%
TechnoConcepts, inc.                  Nevada                             100%
TechnoConcepts (Hong Kong) Ltd. -      Peoples Republic of China          100%
